UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 7, 2016, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Sends Letter to TICC Capital Corp. Questioning Highly Inappropriate Insider Share Purchases

TSLX Argues TICC’s Board Is Either Ignorant of its Fiduciary Duty or Intentionally Acting to Defend the External Manager at the Expense of Stockholders

Delay of Annual Meeting and Significant Share Purchases by Insiders Represent Chairman’s Dismissal of Obligation to All Stockholders

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE:TSLX), a specialty finance company focused on lending to middle-market companies, today sent a letter to Mr. Steven P. Novak, Chairman of the Board of TICC Capital Corp. (“TICC”; Nasdaq:TICC) questioning TICC’s strategy of insider share purchases to build a position to defend the existing external manager, while the Company has failed to set a date for its 2016 Annual Meeting of Stockholders.

TSLX has published a complete copy of a letter written by Mr. Novak to TSLX, dated May 25, 2016, to ensure all TICC stockholders understand the troubling nature of TICC’s actions and highly concerning response of Mr. Novak to the questions and concerns of TSLX.

TSLX encourages interested stakeholders to visit the website, www.changeticcnow.com, to view other materials relating to TSLXs efforts to effect positive change at TICC to maximize stockholder value.

A copy of the letter follows:

Mr. Steven P. Novak

TICC Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Dear Mr. Novak,

We are in receipt of your letter dated May 25, 2016. As the largest stockholder of TICC Capital Corp. (“TICC” or the “Company”) we continue to be disappointed and highly concerned by the Board’s actions.

Your letter demonstrates a profound, but no longer shocking, misalignment with the best interests of stockholders.

The simple fact is that despite the shares trading below net asset value (“NAV”) for 634 consecutive days as of June 6, 2016, Mr. Charles Royce, Mr. Jonathan Cohen and Mr. Saul Rosenthal are for the first time in over four years buying shares on the open market. This is also the first time in the same time period that ANY BOARD MEMBER has bought shares on the open market.

Faced with a proxy contest that puts the manager’s income stream at risk, it is hard to see the Board’s continued and unprecedented failure to schedule TICC’s annual stockholder meeting as anything but a blatant and highly concerning effort to buy time to acquire enough shares to block change at TICC to the detriment of stockholders.

Your letter endorsing this share accumulation is a shocking dismissal of your role as Chairman and the lead independent director of TICC. It is self-serving for you to say “[t]he Board of Directors of TICC believes that ownership of TICC stock by management is an effective way to align the interests of management with the long-term interests of the Company and our stockholders, and encourages management and members of the board to own stock in TICC.” Was this not the case over the previous four years? We have included a complete copy of this letter to ensure all stockholders understand the disingenuous nature of your response.

Your defense of this behavior implies that you and the Board are:

•	Unable to see that personally buying up TICC stock without an authorized stock repurchase program is simply putting personal interests ahead of stockholder interests. This is an abdication of your fiduciary duties to all stockholders. Individual board members clearly see TICC stock as a strong investment and are happy to take it for themselves while failing to approve a repurchase program that would be accretive to TICC’s long-suffering stockholders.

and

•	Complicit in a self-serving strategy to build a position to defend the existing external manager, at the expense of stockholders and in violation of your duties as Chairman of the Board and an independent director. Stockholders already question your ability to act independently following your role in the flawed and failed transaction in 2015 that led a federal judge to find TICC to have misled stockholders and to have likely violated federal securities laws.

Your new enthusiasm for TICC stock as a personal investment is particularly troubling in light of the Board’s delay in setting the Annual Meeting date.

The longer the Company delays setting a date for the 2016 Annual Meeting, the more inappropriate it becomes for insiders to continue to buy TICC shares. Stockholders deserve to vote on material issues put before them in a timely manner consistent with TICC’s past practice - this is the first time in 11 years that proxy materials for the Company’s Annual Meeting have not been filed by now. Stockholders can only draw the conclusion that you and the Board are intentionally failing to act to provide insiders the time to purchase stock to protect the existing external manager’s income stream. Otherwise, why are you delaying? And if there is another reason for delaying the meeting that is yet to be disclosed to the public, how can insiders continue to purchase stock?

You first endorse and lead a strategy to put millions of dollars into the management team’s hands by the proposed sale of the manager to a third party. After those efforts failed by a vote of TICC stockholders, you are now facilitating trying to put millions of dollars in the pockets of fellow board members by delaying the Annual Meeting. These efforts to save the external management contract at all costs have directly impacted stockholder value.

You have lost significant value for stockholders by acting in a self-interested manner, ignoring our compelling proposal to deliver real value for TICC stockholders, refusing to authorize a stock repurchase program for ALL stockholders, and continuing to delay setting the 2016 Annual Meeting.

Furthermore, we have seen no evidence that you intend to align your interests with stockholders’ interests, as doing so would jeopardize the current external manager contract and the related fees the contract generates.

TICC stockholders deserve directors who will act in stockholders’ best interests and deliver real value. TICC stockholders need answers now.

Very truly yours,

TPG SPECIALTY LENDING, INC.

Joshua E. Easterly

Chairman and Co-Chief Executive Officer

Michael Fishman

Co-Chief Executive Officer

ATTN: TICC LETTER

May 25, 2016

Mr. Joshua Easterly

Chairman and Co-Chief Executive Officer

and

Mr. Michael Fishman

Co-Chief Executive Officer

TPG Specialty Lending

8888 Seventh Avenue – 38th Fl

New York, NY 10106

Mr. Easterly and Mrs. Fishman,

The Special Committee is in receipt of your letter dated May 17, 2016.

We have carefully considered the allegations contained in your letter and find nothing improper with the TICC management team’s purchase of stock in our company. These purchases were consistent with TICC’s Code of Ethics and Insider Trading Policy, both of which are publicly available on TICC’s website, and were publicly announced in accordance with SEC rules and regulations.

The Board of Directors of TICC believes that ownership of TICC stock by management is an effective way to align the interests of management with the long-term interests of the Company and our stockholders, and encourages management and members of the board to own stock in TICC.

As we have previously stated, TICC has bought back shares of its common stock opportunistically to maximize the value of our company. Consistent with that policy, during the first quarter of 2016, TICC repurchased approximately 4.9 million shares of common stock for a total of approximately $25.6 million.

Sincerely,

TICC CAPITAL CORP.

Steven P. Novak

Chairman,

Special Committee of the TICC Board of Directors

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of December 31, 2015. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein may contain forward-looking statements, including, but not limited to, statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TICC Capital Corp. (“TICC”), statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TPG Specialty Lending, Inc. (“TSLX”), and statements with regard to TSLX’s proposed business combination transaction with TICC (including any financing required in connection with a possible transaction and the benefits, results, effects and timing of a possible transaction). Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX, TICC and/or the combined businesses of TSLX and TICC, including, but not limited to, statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon TSLX’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC or the actual results or performance of TICC, TSLX or TICC and TSLX on a combined basis to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to a possible transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate a transaction on the terms set forth in its proposal or on other terms, uncertainty as to whether TICC’s board of directors will engage in good faith, substantive discussions or negotiations with TSLX concerning its proposal or any other possible transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of a transaction, uncertainties as to the timing of a transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of a transaction or any failure to complete a transaction, competitive responses to the announcement or consummation of a transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of a transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to a potential integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from a transaction, unexpected costs, liabilities, charges or expenses resulting from a transaction, litigation relating to a transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

In connection with TSLX’s solicitation of proxies for the 2016 annual meeting of TICC stockholders in favor of (a) the election of TSLX’s nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended, TSLX filed a preliminary proxy statement on Schedule 14A with the SEC on May 12, 2016 (as amended, the “TSLX Preliminary Proxy Statement”) and intends to file a definitive proxy statement in connection therewith (the “TSLX Definitive Proxy Statement” and, together with the TSLX Preliminary Proxy Statement, the “TSLX Proxy Statement”). When complete, the TSLX Definitive Proxy Statement and accompanying GOLD proxy card will be mailed to stockholders of TICC. This communication is not a substitute for the TSLX Proxy Statement.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE TSLX PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,719 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 annual meeting of TSLX stockholders, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the TSLX Preliminary Proxy Statement and will be available in the TSLX Definitive Proxy Statement and other relevant materials to be filed with the SEC when they become available.

This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

TPG Specialty Lending

Investors

Lucy Lu, 212-601-4753

llu@tpg.com

or

Media

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson, 212-371-5999

tbj@abmac.com

or

Pat Tucker, 212-371-5999

pct@abmac.com